UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2017

TriLinc Global Impact Fund, LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-55432	36-4732802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Rosecrans Avenue, Suite 605 Manhattan Beach, CA		90266
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 997-0580

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.   New Investments Press Release

TriLinc Global Impact Fund announced today that it has approved an additional $28.4 million in term loan and trade finance facilities to companies operating in Sub-Saharan Africa, Latin America, and Southeast Asia, bringing total financing commitments as of March 31, 2017 to $283.1 million for business expansion and socioeconomic development through its holdings in Africa, Latin America, and Southeast Asia.

Los Angeles, CA (May 4, 2017) - TriLinc Global Impact Fund (“TriLinc” or the “Company”) announced today that it recently approved $28.4 million in term loan and trade finance transactions with companies operating in Sub-Saharan Africa, Latin America, and Southeast Asia. The transaction details are summarized below.

TriLinc is an impact investing fund that provides growth-stage loans and trade finance to established small and medium enterprises (“SMEs”) in developing economies where access to affordable capital is significantly limited.  Impact Investing is defined as investing with the specific objective of achieving a competitive financial return as well as creating positive, measurable impact in communities across the globe.

TriLinc recently approved $28.4 million in term loan and trade finance transactions which meet the Company’s requirements for underwriting, economic development, and societal advancement, as described below:

Between March 1 and March 29, 2017, TriLinc funded five separate transactions, totaling $339,675, as part of an existing $2,500,000 revolving trade finance facility with a family-owned Uruguayan citrus producer that specializes in growing, processing, packing, and exporting citrus fruits, juice concentrate, and essential oils. The borrower is certified under the guidelines of Tesco Nurture and Unilever’s sustainable agriculture code, demonstrating its commitment to operating in an environmentally responsible manner. With a fixed rate of 9.00%, the transactions are set to mature between February 3 and March 24, 2018, and are secured by inventory. The borrower anticipates that TriLinc’s financing will support its efforts in increasing agricultural production to meet the demand stemming from new international markets, thereby facilitating export diversification in Uruguay.

On March 3, 2017, TriLinc funded $72,974 as part of an existing $16,050,000 senior secured five-year term loan commitment to a Nigerian marine logistics provider.  Set to mature on September 16, 2020, the transaction will accrue interest at one-month Libor + 10.50% with an additional 4.68% rate in deferred fixed interest. TriLinc’s financing will continue to support the company’s positioning and long-term growth objectives as one of the few locally-owned marine logistics providers operating in a highly competitive industry. Additionally, it is anticipated TriLinc’s financing will further support the company’s efforts to expand its employee base and increase the number of trained employees.

Between March 3 and March 31, 2017, TriLinc funded nine separate transactions, totaling $8,145,000, as part of an existing $9,000,000 revolving trade finance facility with an Ecuadorian shrimp exporter, whose local suppliers of farm-raised shrimp are all licensed by INP, an Ecuadorian institute specializing in biological, technological, and economic research aimed at the management and development of sustainable fisheries. With a fixed interest rate of 9.25%, the transactions are set to mature between June 6 and October 22, 2017.  The financings are secured by inventory, accounts receivable, and purchase contracts.  The borrower uses state-of-the-art, cost-efficient cooling and freezing equipment to preserve the quality of its product and reduce its environmental footprint.  TriLinc’s financing will support the borrower’s position as Ecuador’s seventh-largest shrimp exporter, and strengthen the borrower’s ability to offer competitive wages, health services, and childcare support to its employees.

Between March 3 and March 31, 2017, the Company funded six separate transactions, totaling $2,064,400, as part of an existing $5,000,000 revolving trade finance facility with a Dolphin-Safe certified Ecuadorian tuna processor and exporter.  Priced at 9.50%, the transactions are set to mature between May 9 and August 7, 2017, and are secured by inventory and accounts receivable.  TriLinc’s financing will support the borrower’s job creation efforts, as the borrower anticipates that it will increase its processing capacity by 30% in the next three years, requiring another work shift and a substantial increase in its workforce.  The borrower is dedicated to the wellbeing of its employees, as shown by its offering of extensive training programs upon hiring, and performing human resource studies to measure the happiness and efficiency of its employees.

On March 7, 2017, the Company funded $100,000 as part of an existing senior secured purchase order revolving credit facility to a Peruvian diaper manufacturer. Priced at 12.00%, the transaction will mature on July 28, 2021. The borrower anticipates that TriLinc’s financing will support efforts in expanding its distribution network to continue offering high quality products to low-income families throughout Peru.

Between March 8 and March 21, 2017, TriLinc funded two separate transactions, totaling $12,000,000, as part of two separate $6,000,000 revolving trade finance facilities with an Argentinian oilseed distributor, priced at 8.75% and 9.00%, respectively. Secured by specific purchase contracts and receivables, both transactions are set to mature between August 31, 2017 and February 22, 2018. The borrower anticipates that TriLinc financing will support economic growth through job creation and increased agricultural product exports.

On March 20, 2017, the Company funded $709,053 as part of an existing $5,000,000 pre-export trade finance facility to an Italian-based international development logistics provider contracted by the United Nations to consolidate and ship prefabricated housing units and materials for UN mission personnel throughout Africa. With an interest rate of 9.50% and maturity date of December 31, 2017, this transaction is secured by cash, inventory, and receivables. It is anticipated that TriLinc’s financing will allow the borrower to access new markets and continue supporting the UN’s operations across Sub-Saharan Africa.

On March 31, 2017, the Company funded $5,027,157 as part of a new $15,000,000 senior secured three-year term loan commitment to a Malaysian wholesale distributor engaged in the procurement of chemicals, fast moving consumer goods, and food and agricultural related products. With an interest rate of 12.00% and maturity date of March 31, 2020, this transaction is secured, inter alia, by receivables, a pledge of shares, and a corporate guarantee among others. The borrower anticipates that TriLinc financing will support the borrower in becoming an important distributor in the ASEAN region, with expectations to build trading relationships with Indonesia, Thailand, Vietnam, and Sri Lanka, in addition to expanding into other countries such as Algeria and the UK.

“TriLinc’s recent investment activity demonstrates how we are continuing to deepen our relationship with companies that are driving economic development through enhancing trade opportunities worldwide,” said Gloria Nelund, CEO of TriLinc.  “Specifically, the new term loan in Malaysia aims to increase product access within regional markets, and adds new geographic and industry sector diversification to our portfolio.”

About TriLinc Global Impact Fund

TriLinc is a non-traded, externally managed, limited liability company that makes impact investments in SMEs in developing economies that provide the opportunity to achieve both competitive financial returns and positive measurable impact.  TriLinc invests in SMEs through experienced local market sub-advisors, and expects to create a diversified portfolio of financial assets consisting primarily of collateralized private debt instruments.  In addition, the Company aggregates and analyzes social, economic, and environmental impact data to track progress and measure success against stated objectives.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws and regulations.  These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will" and other similar terms and phrases, including references to assumptions and forecasts of future results.  Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.  Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material.  The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company's expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILINC GLOBAL IMPACT FUND, LLC

May 10, 2017	By:	/s/ Gloria S. Nelund
	Name:	Gloria S. Nelund
	Title:	Chief Executive Officer